SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                             _________________

                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



   Date of report (Date of earliest event reported): October 24, 1997



                     COMCAST UK CABLE PARTNERS LIMITED
       -----------------------------------------------------------
          (Exact name of registrant as specified in its charter)


Bermuda                           0-24792              Not applicable
---------------               ---------------          ---------------
(State or Other              (Commission File          (IRS Employer
Jurisdiction of                   Number)              Identification No.)
Incorporation)


                   Clarendon House, 2 Church Street West
                         Hamilton, HM 11, Bermuda
         --------------------------------------------------------
         (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code (809) 295-5950


Item 1. Changes In Control of Registrant

       (a) Comcast U.K. Holdings, Inc., a Delaware corporation ("Holdings"), owns 12,872,605 shares of the Class B Common Shares of Comcast UK Cable Partners Limited, a Bermuda corporation ("Comcast UK"), constituting approximately 78% of the voting power of the two classes of Comcast UK's voting Common Shares combined. Holdings is an indirect wholly-owned subsidiary of Comcast Corporation, a Pennsylvania corporation ("Comcast"). As of September 30, 1997, Sural Corporation, a Delaware corporation ("Sural"), owned 1,845,037 shares of Comcast Class A Common Stock and 8,786,250 shares of Comcast Class B Common Stock, constituting approximately 82% of the voting power of the two classes of Comcast's voting Common Stock combined. On October 24, 1997, Ralph J. Roberts, the Chairman of the Board of Comcast, gifted shares of Class A Common Stock of Sural to his son, Brian L. Roberts, the President and a director of Comcast. As a result of the gift, Brian L. Roberts has sole voting power over stock representing a majority of voting power of all Sural stock and, therefore, effectively controls Comcast and its subsidiaries, including Comcast Cable Communications, Inc., Comcast Cellular Holdings, Inc. and Comcast UK, which are also subject to the reporting requirements of the Securities Exchange Act of 1934.

       (b) Not applicable.


                                 SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 27, 1997                    COMCAST UK CABLE PARTNERS LIMITED



                                           By: /s/ Arthur R. Block
                                           --------------------------------
                                           Arthur R. Block
                                           Vice President and Senior Deputy
                                             General Counsel